EXHIBIT 23.2
CONSENT OF PREDECESSOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Northern Empire Bancshares’ Registration Statement on Form S-8 of our report on the audit of Northern Empire Bancshares 401(k) Profit Sharing Plan as of December 31, 2006. Our report is dated June 29, 2007, and appears in the Annual Report on Form 11-K of Northern Empire Bancshares 401(k) Profit Sharing Plan for the year ended December 31, 2007.
/s/ MOSS ADAMS LLP
Santa Rosa, California
June 27, 2008